TERMS SUPPLEMENT NO. [15] dated July 31, 2007
To Prospectus Supplement and Prospectus dated February 5, 2007 and
Product Supplement No. 1 dated April 12, 2007
relating to the Eksportfinans ASA U.S. Medium-Term Note Program	Filed pursuant to Rule 433 Registration Statement No. 333-140456

$[  ●  ] 11.05% Reverse Convertible Notes Linked to Archer-Daniels-Midland Company, due August 22, 2008
$[  ●  ] 10.80% Reverse Convertible Notes Linked to Citigroup Inc., due August 22, 2008
$[  ●  ] 12.80% Reverse Convertible Notes Linked to eBay Inc., due August 22, 2008
$[  ●  ] 10.20% Reverse Convertible Notes Linked to The Home Depot, Inc., due August 22, 2008
$[  ●  ] 11.45% Reverse Convertible Notes Linked to Louisiana-Pacific Corporation, due August 22, 2008

Offering Information

Issuer:	Eksportfinans ASA

Issuer rating:	Aaa (Moody’s)/AA+ (Standard & Poor’s)/AAA (Fitch)

Specified Currency:	U.S. dollars

Agent:	Natixis Securities North America Inc. 9 West 57th St. New York, New York 10019

Agent acting in the capacity as:	Principal

Offerings:	This terms supplement relates to 5 separate offerings of notes, each of which is linked to one, and only one, Reference Share. You may participate in any or all of the note offerings. This terms supplement does not, however, allow you to purchase a note linked to a basket of some or all of the Reference Shares described below.

Aggregate face amount:	For the notes linked to Archer-Daniels-Midland Company, $[ ● ]. For the notes linked to Citigroup Inc., $[ ● ]. For the notes linked to eBay Inc., $[ ● ]. For the notes linked to The Home Depot, Inc., $[ ● ]. For the notes linked to Louisiana-Pacific Corporation, $[ ● ].

Investing in any one or more of these notes involves a number of risks. See “Risk factors” beginning on page PS-9 of the accompanying product supplement no. 1 and beginning on page S-4 in the accompanying prospectus supplement.

You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase any of the notes prior to their issuance. In the event of any changes to the terms of any of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this terms supplement or the accompanying prospectus supplements and prospectus. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Natixis Securities North America Inc.

Eksportfinans ASA has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offerings to which this terms supplement relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to these offerings that Eksportfinans ASA has filed with the SEC for more complete information about Eksportfinans ASA and these offerings. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Eksportfinans ASA, any agent or any dealer participating in these offerings will arrange to send you the prospectus, each prospectus supplement, product supplement no. 1 and this terms supplement if you so request by calling toll-free 866-369-6147.

Notes linked to Archer-Daniels-Midland Company	Price to Public		Fees and Commissions		Proceeds to Us

Per note:	$	[●]	$	[●]*	$	[●]
Total:	$	[●]	$	[●]*	$	[●]

Notes linked to Citigroup Inc.	Price to Public		Fees and Commissions		Proceeds to Us

Per note:	$	[●]	$	[●]*	$	[●]
Total:	$	[●]	$	[●]*	$	[●]

Notes linked to eBay Inc.	Price to Public		Fees and Commissions		Proceeds to Us

Per note:	$	[●]	$	[●]*	$	[●]
Total:	$	[●]	$	[●]*	$	[●]

Notes linked to The Home Depot, Inc.	Price to Public		Fees and Commissions		Proceeds to Us

Per note:	$	[●]	$	[●]*	$	[●]
Total:	$	[●]	$	[●]*	$	[●]

Notes linked to Louisiana-Pacific Corporation	Price to Public		Fees and Commissions		Proceeds to Us

Per note:	$	[●]	$	[●]*	$	[●]
Total:	$	[●]	$	[●]*	$	[●]

*	See “Supplemental plan of distribution” below.

Key Terms of the Notes

Reference Shares:	The Reference Share for each note offering will be the common stock of the issuers as set forth in the table below.

Reference Share		Relevant	Ticker
(for each of the note offering)	ISIN	Exchange	Symbol

Archer-Daniels-Midland Company	US0394831020	NYSE	ADM
Citigroup Inc.	US1729671016	NYSE	C
eBay Inc.	US2786421030	NASDAQ	EBAY
The Home Depot, Inc.	US4370761029	NYSE	HD
Louisiana-Pacific Corporation	US5463471053	NYSE	LPX

References to “NYSE” refer to the New York Stock Exchange and references to “NASDAQ” refer to the Nasdaq Stock Market, Inc.

Interest Rate:	For the notes linked to Archer-Daniels-Midland Company, 11.05% per annum, payable monthly in arrears in 12 equal 0.9208% payments on each of September 21, 2007, October 22, 2007, November 21, 2007, December 21, 2007, January 22, 2008, February 22, 2008, March 20, 2008, April 22, 2008, May 22, 2008, June 20, 2008, July 22, 2008, and August 22, 2008 (each an Interest Payment Date).

For the notes linked to Citigroup Inc., 10.80% per annum, payable monthly in arrears in 12 equal 0.9000% payments on each of September 21, 2007, October 22, 2007, November 21, 2007, December 21, 2007, January 22, 2008, February 22, 2008, March 20, 2008, April 22, 2008, May 22, 2008, June 20, 2008, July 22, 2008, and August 22, 2008.

For the notes linked to eBay Inc., 12.80% per annum, payable monthly in arrears in 12 equal 1.0667% payments on each of September 21, 2007, October 22, 2007, November 21, 2007, December 21, 2007, January 22, 2008, February 22, 2008, March 20, 2008, April 22, 2008, May 22, 2008, June 20, 2008, July 22, 2008, and August 22, 2008.

For the notes linked to The Home Depot, Inc., 10.20% per annum, payable monthly in arrears in 12 equal 0.8500% payments on each of September 21, 2007, October 22, 2007, November 21, 2007, December 21, 2007, January 22, 2008, February 22, 2008, March 20, 2008, April 22, 2008, May 22, 2008, June 20, 2008, July 22, 2008, and August 22, 2008.

For the notes linked to Louisiana-Pacific Corporation, 11.45% per annum, payable monthly in arrears in 12 equal 0.9542% payments on each of September 21, 2007, October 22, 2007, November 21, 2007, December 21, 2007, January 22, 2008, February 22, 2008, March 20, 2008, April 22, 2008, May 22, 2008, June 20, 2008, July 22, 2008, and August 22, 2008.

Redemption Amount:	The Redemption Amount payable for each note offering on the Maturity Date in respect of each $1,000.00 face amount will be:

• if the official closing price of the applicable Reference Share quoted by the Relevant Exchange has not been below the

Knock-In Level of that Reference Share on any Trading Day during the period from the Trade Date up to and including the Determination Date (the Knock-In Level Trigger), as determined by the calculation agent in its sole discretion, a cash payment of $1,000.00 (i.e. 100.00% of the face amount), or

• if the Knock-In Level Trigger has occurred, (a) a cash payment of $1,000.00 (i.e. 100.00% of the face amount), if the Final Reference Level of the applicable Reference Share on the Determination Date is equal to or greater than the Initial Reference Level of that Reference Share, as determined by the calculation agent in its sole discretion, or (b) a number of Reference Shares equal to the Share Redemption Amount, if the Final Reference Level of that Reference Share on the Determination Date is less than the Initial Reference Level of that Reference Share.

Initial Reference Level:	For each note offering, the official closing level of the applicable Reference Share on the Trade Date.

For each note offering, the Initial Reference Level for each of the applicable Reference Share is as follows:

Notes linked to Archer-Daniels-Midland Company	[●]
Notes linked to Citigroup Inc.	[●]
Notes linked to eBay Inc.	[●]
Notes linked to The Home Depot, Inc.	[●]
Notes linked to Louisiana-Pacific Corporation	[●]

Final Reference Level:	For each note offering, the official closing level of the applicable Reference Share on the Determination Date.

Knock-In Level:	For each note offering, the Knock-In Level will be a percentage of the Initial Reference Level of the applicable Reference Share as follows:

Notes linked to Archer-Daniels-Midland Company	[●] (80% of the Initial Reference Level)
Notes linked to Citigroup Inc.	[●] (80% of the Initial Reference Level)
Notes linked to eBay Inc.	[●] (80% of the Initial Reference Level)
Notes linked to The Home Depot, Inc.	[●] (80% of the Initial Reference Level)
Notes linked to Louisiana-Pacific Corporation	[●] (80% of the Initial Reference Level)

Share Redemption Amount:	The Share Redemption Amount for each of the note offerings is as follows:

Notes linked to Archer-Daniels-Midland Company	[●]
Notes linked to Citigroup Inc.	[●]
Notes linked to eBay Inc.	[●]
Notes linked to The Home Depot, Inc.	[●]
Notes linked to Louisiana-Pacific Corporation	[●]

The Share Redemption Amount payable on the Maturity Date, if applicable, will be the number of Reference Shares per note that you hold, in the amount set forth for that note offering in the table above. This amount is equal to the $1,000.00 face amount of the note divided by the Initial Reference Level of the applicable Reference Share. You will receive cash in lieu of fractional shares in an amount equal to the fractional share amount multiplied by the Final Reference Level of the applicable Reference Share.

CUSIP No. and ISIN:	For each note offering, the CUSIP number and ISIN are as follows:

	CUSIP No.	ISIN

Notes linked to Archer-Daniels-Midland Company	US28264QHF46	28264QHF4
Notes linked to Citigroup Inc.	US28264QHG29	28264QHG2
Notes linked to eBay Inc.	US28264QHH02	28264QHH0
Notes linked to The Home Depot, Inc.	US28264QHJ67	28264QHJ6
Notes linked to Louisiana-Pacific Corporation	US28264QHK31	28264QHK3

Trade Date:	August 17, 2007

Original Issue Date:	August 22, 2007

Determination Date:	August 19, 2008

Maturity Date†:	August 22, 2008

† Subject to postponement in the event of a market disruption event and as described under “Description of Notes — Payment at maturity” in the accompanying product supplement no. 1.

Denomination:	Minimum denominations of $1,000.00 and integral multiples thereof.

Calculation agent:	Natixis Derivatives Inc. 9 West 57th St., 35th Floor Attn: General Counsel Telephone No.: +1 212 891 6137 Fascimile No.: +1 212 891 1922

Additional terms specific to the notes

You should read this terms supplement together with the prospectus dated February 5, 2007, as supplemented by the prospectus supplement dated February 5, 2007 relating to our medium-term notes of which these notes are a part, and the more detailed information contained in product supplement no. 1 dated April 12, 2007. This terms supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk factors” in the accompanying product supplement no. 1, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access these documents on the SEC Web site at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC Web site):

http://www.sec.gov/Archives/edgar/data/700978/000115697307000604/u52418e424b2.htm

Our Central Index Key, or CIK, on the SEC Web site is 700978. As used in this terms supplement, the “Company,” “we,” “us,” or “our” refers to Eksportfinans ASA.

Hypothetical examples of amounts payable at maturity

The following tables set out the total return to the Maturity Date of a note, based on the assumptions outlined below and several variables, which include (a) whether the Knock-In Level Trigger has occurred and (b) several hypothetical closing prices for the Reference Shares on the Determination Date or at any time during the life of the notes. These figures are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate the effect that various hypothetical Reference Share values could have on the Redemption Amount, assuming all other variables remain constant.

The information in the tables reflects hypothetical rates of return on the notes assuming they are purchased on the Original Issue Date and held to the Maturity Date. If you sell your notes prior to the Maturity Date, your return will depend upon the market value of your notes at the time of sale, which may be affected by a number of factors that are not reflected in the table below. For a discussion of some of these factors, see “Risk factors” beginning on page PS-9 of the accompanying product supplement no. 1.

The tables below assume no Market Disruption Event, Adjustment Event or Settlement Disruption Event occurs. Also, the hypothetical rates of return shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to the notes, tax liabilities could affect the after-tax rate of return on your notes to a comparatively greater extent than the after-tax return on the Reference Shares.

The market price of the Reference Shares has been volatile in the past, and its performance cannot be predicted for any future period. The actual performance of the Reference Shares over the life of the notes, as well as the Redemption Amount payable, may bear little relation to the hypothetical return examples set forth below or to the historical price of the Reference Shares set forth elsewhere in this terms supplement. For information about the price of the Reference Shares during recent periods, see “The Reference Shares” below.

If the official closing price of the Reference Shares quoted by the Relevant Exchange never falls below the Knock-In Level on any Trading Day during the period from the Trade Date up to and including the Determination Date, or if the Final Reference Level on the Determination Date is equal to or greater than the Initial Reference Level, the Redemption Amount will be paid in cash.

By contrast, if the official closing price of the Reference Shares quoted by the Relevant Exchange is less than the Knock-In Level on any Trading Day during the period from the Trade Date up to and including the Determination Date and the Final Reference Level on the Determination Date is less than the Initial Reference Level, the Redemption Amount payment on the Maturity Date will be made in the Reference Shares (with fractional shares paid in cash).

Notes linked to Archer-Daniels-Midland Company

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $34.17 and a hypothetical Knock-In Level of $27.336. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

Assumed Closing Price	Value of	12 Monthly
of Reference Shares	Payment at	Interest	12 Month Total Return
on Determination Date	Maturity	Payments	$	%

Greater than: $34.17	$1,000.00	$110.50	$1,110.50	11.0500%
$34.17	$1,000.00	$110.50	$1,110.50	11.0500%
$31.89	$1,000.00	$110.50	$1,110.50	11.0500%
$29.61	$1,000.00	$110.50	$1,110.50	11.0500%
$27.35	$1,000.00	$110.50	$1,110.50	11.0500%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $34.17 and a hypothetical Knock-In Level of $27.336. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

Assumed Closing Price	Value of	12 Monthly
of Reference Shares	Payment at	Interest	12 Month Total Return
on Determination Date	Maturity	Payments	$	%

Greater than: $34.17	$1,000.00	$110.50	$1,110.50	11.050%
$34.17	$1,000.00	$110.50	$1,110.50	11.050%
$30.75	$900.00	$110.50	$1,010.50	1.050%
$27.34	$800.00	$110.50	$910.50	−8.950%
$23.92	$700.00	$110.50	$810.50	−18.950%
$16.40	$600.00	$110.50	$710.50	−28.950%
$13.67	$500.00	$110.50	$610.50	−38.950%
$ 6.56	$400.00	$110.50	$510.50	−48.950%
$ 4.92	$300.00	$110.50	$410.50	−58.950%
$ 1.31	$200.00	$110.50	$310.50	−68.950%
$ 0.66	$100.00	$110.50	$210.50	−78.950%
$ 0.00	$0.00	$110.50	$110.50	−88.950%

Notes linked to Citigroup Inc.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $47.19 and a hypothetical Knock-In Level of $37.752. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

Assumed Closing Price	Value of	12 Monthly
of Reference Shares	Payment at	Interest	12 Month Total Return
on Determination Date	Maturity	Payments	$	%

Greater than: $47.19	$1,000.00	$108.00	$1,108.00	10.8000%
$47.19	$1,000.00	$108.00	$1,108.00	10.8000%
$44.04	$1,000.00	$108.00	$1,108.00	10.8000%
$40.90	$1,000.00	$108.00	$1,108.00	10.8000%
$37.76	$1,000.00	$108.00	$1,108.00	10.8000%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $47.19 and a hypothetical Knock-In Level of $37.752. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

Assumed Closing Price	Value of	12 Monthly
of Reference Shares	Payment at	Interest	12 Month Total Return
on Determination Date	Maturity	Payments	$	%

Greater than: $47.19	$1,000.00	$108.00	$1,108.00	10.800%
$47.19	$1,000.00	$108.00	$1,108.00	10.800%
$42.47	$900.00	$108.00	$1,008.00	0.800%
$37.75	$800.00	$108.00	$908.00	−9.200%
$33.03	$700.00	$108.00	$808.00	−19.200%
$22.65	$600.00	$108.00	$708.00	−29.200%
$18.88	$500.00	$108.00	$608.00	−39.200%
$ 9.06	$400.00	$108.00	$508.00	−49.200%
$ 6.80	$300.00	$108.00	$408.00	−59.200%
$ 1.81	$200.00	$108.00	$308.00	−69.200%
$ 0.91	$100.00	$108.00	$208.00	−79.200%
$ 0.00	$0.00	$108.00	$108.00	−89.200%

Notes linked to eBay Inc.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $32.61 and a hypothetical Knock-In Level of $26.088. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

Assumed Closing Price	Value of	12 Monthly
of Reference Shares	Payment at	Interest	12 Month Total Return
on Determination Date	Maturity	Payments	$	%

Greater than: $32.61	$1,000.00	$128.00	$1,128.00	12.8000%
$32.61	$1,000.00	$128.00	$1,128.00	12.8000%
$30.44	$1,000.00	$128.00	$1,128.00	12.8000%
$28.26	$1,000.00	$128.00	$1,128.00	12.8000%
$26.10	$1,000.00	$128.00	$1,128.00	12.8000%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $32.61 and a hypothetical Knock-In Level of $26.088. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

Assumed Closing Price	Value of	12 Monthly
of Reference Shares	Payment at	Interest	12 Month Total Return
on Determination Date	Maturity	Payments	$	%

Greater than: $32.61	$1,000.00	$128.00	$1,128.00	12.800%
$32.61	$1,000.00	$128.00	$1,128.00	12.800%
$29.35	$900.00	$128.00	$1,028.00	2.800%
$26.09	$800.00	$128.00	$928.00	−7.200%
$22.83	$700.00	$128.00	$828.00	−17.200%
$15.65	$600.00	$128.00	$728.00	−27.200%
$13.04	$500.00	$128.00	$628.00	−37.200%
$6.26	$400.00	$128.00	$528.00	−47.200%
$4.70	$300.00	$128.00	$428.00	−57.200%
$1.25	$200.00	$128.00	$328.00	−67.200%
$0.63	$100.00	$128.00	$228.00	−77.200%
$0.00	$0.00	$128.00	$128.00	−87.200%

Notes linked to The Home Depot, Inc.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $37.81 and a hypothetical Knock-In Level of $30.248. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

Assumed Closing Price	Value of	12 Monthly
of Reference Shares	Payment at	Interest	12 Month Total Return
on Determination Date	Maturity	Payments	$	%

Greater than: $37.81	$1,000.00	$102.00	$1,102.00	10.2000%
$37.81	$1,000.00	$102.00	$1,102.00	10.2000%
$35.29	$1,000.00	$102.00	$1,102.00	10.2000%
$32.77	$1,000.00	$102.00	$1,102.00	10.2000%
$30.26	$1,000.00	$102.00	$1,102.00	10.2000%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $37.81 and a hypothetical Knock-In Level of $30.248. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

Assumed Closing Price	Value of	12 Monthly
of Reference Shares	Payment at	Interest	12 Month Total Return
on Determination Date	Maturity	Payments	$	%

Greater than: $37.81	$1,000.00	$102.00	$1,102.00	10.200%
$37.81	$1,000.00	$102.00	$1,102.00	10.200%
$34.03	$900.00	$102.00	$1,102.00	0.200%
$30.25	$800.00	$102.00	$902.00	−9.800%
$26.47	$700.00	$102.00	$802.00	−19.800%
$18.15	$600.00	$102.00	$702.00	−29.800%
$15.12	$500.00	$102.00	$602.00	−39.800%
$ 7.26	$400.00	$102.00	$502.00	−49.800%
$ 5.44	$300.00	$102.00	$402.00	−59.800%
$ 1.45	$200.00	$102.00	$302.00	−69.800%
$ 0.73	$100.00	$102.00	$202.00	−79.800%
$ 0.00	$0.00	$102.00	$102.00	−89.800%

Notes linked to Louisiana-Pacific Corporation

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $18.85 and a hypothetical Knock-In Level of $15.08. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

Assumed Closing Price	Value of	12 Monthly
of Reference Shares	Payment at	Interest	12 Month Total Return
on Determination Date	Maturity	Payments	$	%

Greater than: $18.85	$1,000.00	$114.50	$1,114.50	11.4500%
$18.85	$1,000.00	$114.50	$1,114.50	11.4500%
$17.59	$1,000.00	$114.50	$1,114.50	11.4500%
$16.34	$1,000.00	$114.50	$1,114.50	11.4500%
$15.09	$1,000.00	$114.50	$1,114.50	11.4500%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $18.85 and a hypothetical Knock-In Level of $15.08. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

Assumed Closing Price	Value of	12 Monthly
of Reference Shares	Payment at	Interest	12 Month Total Return
on Determination Date	Maturity	Payments	$	%

Greater than: $18.85	$1,000.00	$114.50	$1,114.50	11.450%
$18.85	$1,000.00	$114.50	$1,114.50	11.450%
$16.97	$900.00	$114.50	$1,014.50	1.450%
$15.08	$800.00	$114.50	$914.50	−8.550%
$13.20	$700.00	$114.50	$814.50	−18.550%
$ 9.05	$600.00	$114.50	$714.50	−28.550%
$ 7.54	$500.00	$114.50	$614.50	−38.550%
$ 3.62	$400.00	$114.50	$514.50	−48.550%
$ 2.71	$300.00	$114.50	$414.50	−58.550%
$ 0.72	$200.00	$114.50	$314.50	−68.550%
$ 0.36	$100.00	$114.50	$214.50	−78.550%
$ 0.00	$0.00	$114.50	$114.50	−88.550%

The Reference Shares

General

Unless otherwise stated, all information contained herein on the Reference Shares and on the Reference Issuers is derived from publicly available sources and is provided for informational purposes only.

Each of the Reference Shares are registered under the Exchange Act. Companies with securities registered under the Exchange Act are required periodically to file certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1580, 100 F Street, NE, Washington, DC 20549 and copies of such material can be obtained from the Public Reference Section of the SEC, 100 F Street, NE, Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov.

According to its publicly available documents, Archer-Daniels-Midland Company (ADMC) is principally engaged in procuring, transporting, storing, processing and merchandising agricultural commodities and products.

ADMC’s operations are classified into three reportable business segments: Oilseeds Processing, Corn Processing and Agricultural Services. Each of these segments is organized based upon the nature of products and services offered. ADMC’s remaining operations are aggregated and classified as Other. Information provided to or filed with the SEC by Archer-Daniels-Midland Company pursuant to the Exchange Act can be located by reference to SEC file number 001-00044.

According to its publicly available documents, Citigroup Inc. is a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers. Citigroup Inc. has more than 200 million customer accounts and does business in more than 100 countries. Citigroup Inc. was incorporated in 1988 under the laws of the State of Delaware. Citigroup Inc. is a bank holding company within the meaning of the U.S. Bank Holding Company Act of 1956 registered with, and subject to examination by, the Board of Governors of the Federal Reserve System. Some of Citigroup Inc.’s subsidiaries are subject to supervision and examination by their respective federal and state authorities. At December 31, 2006, Citigroup Inc. had approximately 144,000 full-time and 10,000 part-time employees in the United States and approximately 183,000 full-time employees outside the United States. Information provided to or filed with the SEC by Citigroup Inc. pursuant to the Exchange Act can be located by reference to SEC file number 001-09924.

According to its publicly available documents, eBay Inc. was formed as a sole proprietorship in September 1995 and was incorporated in California in May 1996. In April 1998, eBay Inc. reincorporated in Delaware and in September 1998 it completed the initial public offering of its common stock. eBay Inc.’s purpose is to pioneer new communities around the world built on commerce, sustained by trust and inspired by opportunity. To achieve this purpose, eBay Inc. operates three primary business segments: Marketplaces, Payments and Communications. eBay Inc. provide online marketplaces for the sale of goods and services, online payments services and online communication offerings to a diverse community of individuals and businesses. Information provided to or filed with the SEC by eBay Inc. pursuant to the Exchange Act can be located by reference to SEC file number 000-24821.

According to its publicly available documents, The Home Depot, Inc. is the world’s largest home improvement retailer and the second largest retailer in the United States, based on Net Sales for the fiscal year ended January 28, 2007 (Fiscal 2006). As of the end of Fiscal 2006, The Home Depot, Inc. operated 2,147 stores, most of which are The Home Depot stores. The Home Depot stores sell a wide assortment of building materials, home improvement and lawn and garden products and provide a number of services. The Home Depot stores average approximately 105,000 square feet of enclosed space, with approximately 23,000 additional square feet of outside garden area. As of the end of Fiscal 2006, The Home Depot, Inc. had 2,100 The Home Depot stores located throughout the U.S. (including the territories of Puerto Rico and the Virgin Islands), Canada, China and Mexico. In addition, at the end of Fiscal 2006, The Home Depot, Inc. operated 34 EXPO Design Center stores, 11 The Home Depot Landscape Supply stores and two The Home Depot Floor stores. Information provided to or filed with the SEC by The Home Depot, Inc. pursuant to the Exchange Act can be located by reference to SEC file number 001-08207.

According to its publicly available documents, Louisiana-Pacific Corporation (LPC) is a leading manufacturer and distributor of building products. As of December 31, 2006, LPC had approximately 5,600 employees and operated 28 facilities in the U.S. and Canada and one facility in Chile. LPC’s focus is on delivering innovative, high-quality commodity and specialty building products to retail, wholesale, home building and industrial customers. LPC’s products are used primarily in new home construction, repair and remodeling, and manufactured housing. Information provided to or filed with the SEC by LPC pursuant to the Exchange Act can be located by reference to SEC file number 001-07107.

In addition, information regarding the issuer of the Reference Issuers may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of these reports.

This terms supplement relates only to the notes offered hereby and does not relate to the Reference Shares. We have derived all disclosures contained in this terms supplement regarding the Reference Issuers from the publicly available documents described in the preceding paragraphs. Neither we nor the agent nor its affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to the Reference Issuers in connection with the offering of the notes. Neither we nor the agent nor its affiliates make any representation that such publicly available documents or any other publicly available information regarding the Reference Issuers are accurate or complete. Furthermore, we cannot give any assurance that all the events occurring prior to the date of this terms supplement (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of any of the Reference Shares (and therefore the applicable Initial Reference Level, Knock-In Level and Redemption Amount) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Reference Issuers could affect the value you will receive on the Maturity Date with respect to the notes and therefore the market value of the notes. Neither we nor any of our affiliates have any obligation to disclose any information about Reference Issuers after the date of this terms supplement.

Neither we nor any of our affiliates makes any representation to you as to the performance of any of the Reference Shares. As a prospective purchaser of notes, you should undertake such independent investigation of Reference Issuers as in your judgment is appropriate to make an informed decision with respect to an investment in any of the Reference Shares.

Historical Performance

The Reference Shares are traded on the Relevant Exchange. The following tables set forth the published intra-day high, low and closing prices of each of the Reference Shares since December 31, 2003. For each of these Reference Shares, historical price information is provided from the date of first trading on the Relevant Exchange. We obtained the information in the table below from Bloomberg without independent verification.

Any historical upward or downward trend in the price of any of the Reference Shares during any period shown below is not an indication that the price of those Reference Shares is more or less likely to increase or decrease at any time during the term of the applicable notes. You should not take the historical performance levels as an indication of future performance of any of the Reference Shares. We cannot assure you that the future performance of any of the Reference Shares will result in your receiving the face amount of your notes on the Maturity Date. The actual performance of each of the Reference Shares over the life of the notes may bear little relation to the historical levels shown below.

Archer-Daniels-Midland Company

Period	High	Low	Period End

2004
First Quarter	$17.590	$14.950	$16.870
Second Quarter	17.560	16.210	16.780
Third Quarter	16.980	15.430	16.980
Fourth Quarter	22.360	16.800	22.310
2005
First Quarter	$25.320	$21.350	$24.580
Second Quarter	24.970	17.990	21.380
Third Quarter	24.660	20.560	24.660
Fourth Quarter	25.200	23.250	24.660
2006
First Quarter	$35.260	$24.380	$33.650
Second Quarter	45.250	35.210	41.280
Third Quarter	44.000	37.170	37.880
Fourth Quarter	39.870	31.480	31.960
2007
First Quarter	$36.840	$30.700	$36.700
Second Quarter	39.520	32.270	33.090
Third Quarter (through July 30, 2007)	36.730	34.050	34.170

Citigroup Inc.

Period	High	Low	Period End

2004
First Quarter	$51.940	$48.110	$51.700
Second Quarter	52.290	44.860	46.500
Third Quarter	47.240	43.190	44.120
Fourth Quarter	48.750	42.560	48.180
2005
First Quarter	$49.780	$44.350	$44.940
Second Quarter	47.840	44.590	46.230
Third Quarter	46.510	43.050	45.520
Fourth Quarter	49.640	44.310	48.530
2006
First Quarter	$49.290	$45.050	$47.230
Second Quarter	50.370	47.410	48.250
Third Quarter	50.230	46.400	49.670
Fourth Quarter	56.410	49.380	55.700
2007
First Quarter	$55.250	$48.750	$51.340
Second Quarter	55.200	51.050	51.290
Third Quarter (through July 30, 2007)	52.840	46.970	47.190

eBay Inc.

Period	High	Low	Period End

2004
First Quarter	$35.045	$31.500	$34.640
Second Quarter	46.405	36.125	45.975
Third Quarter	47.205	36.485	45.970
Fourth Quarter	58.885	45.680	58.170
2005
First Quarter	$57.055	$35.010	$37.260
Second Quarter	39.120	31.140	33.010
Third Quarter	44.750	32.880	41.200
Fourth Quarter	46.750	37.840	43.220
2006
First Quarter	$46.770	$37.150	$39.000
Second Quarter	40.350	28.250	29.290
Third Quarter	29.200	22.990	28.360
Fourth Quarter	33.920	27.470	30.070
2007
First Quarter	$33.990	$28.620	$33.150
Second Quarter	35.200	30.610	32.180
Third Quarter (through July 30, 2007)	34.390	32.150	32.610

The Home Depot, Inc.

Period	High	Low	Period End

2004
First Quarter	$37.450	$34.840	$37.360
Second Quarter	37.240	33.000	35.200
Third Quarter	39.380	32.880	39.200
Fourth Quarter	43.790	38.670	42.740
2005
First Quarter	$43.100	$37.690	$38.240
Second Quarter	40.340	35.090	38.900
Third Quarter	43.950	37.850	38.140
Fourth Quarter	42.580	37.680	40.480
2006
First Quarter	$43.810	$38.730	$42.300
Second Quarter	42.650	35.790	35.790
Third Quarter	37.220	33.130	36.270
Fourth Quarter	40.160	35.760	40.160
2007
First Quarter	$41.760	$36.740	$36.740
Second Quarter	40.030	36.790	39.350
Third Quarter (through July 30, 2007)	40.940	36.750	37.810

Louisiana-Pacific Corporation

Period	High	Low	Period End

2004
First Quarter	$25.800	$18.290	$25.800
Second Quarter	26.710	21.630	23.650
Third Quarter	26.460	21.370	25.950
Fourth Quarter	27.990	23.940	26.740
2005
First Quarter	$28.550	$24.500	$25.140
Second Quarter	26.040	22.860	24.580
Third Quarter	27.690	23.830	27.690
Fourth Quarter	28.290	24.730	27.470
2006
First Quarter	$29.450	$25.420	$27.200
Second Quarter	28.620	21.310	21.900
Third Quarter	21.930	18.260	18.770
Fourth Quarter	22.160	18.770	21.530
2007
First Quarter	$23.330	$19.380	$20.060
Second Quarter	21.050	18.920	18.920
Third Quarter (through July 30, 2007)	19.770	18.260	18.850

Supplemental information regarding taxation in the United States

The amount of the stated interest rate on each of the notes that constitutes interest on the Deposit (as defined in the accompanying product supplement no. 1) and the amount that constitutes Put Premium (as defined in the accompanying product supplement no. 1) are set forth in the table below.

	Deposit	Put Premium

Notes linked to Archer-Daniels Midland Company	5.25%	5.80%
Notes linked to Citigroup Inc.	5.25%	5.55%
Notes linked to eBay Inc.	5.25%	7.55%
Notes linked to The Home Depot, Inc.	5.25%	4.95%
Notes linked to Louisiana-Pacific Corporation	5.25%	6.20%

Please refer to “Taxation in the United States” beginning on PS-16 of the accompanying product supplement no. 1.

Supplemental plan of distribution

The notes will be purchased by Natixis Securities North America Inc. (the agent) as principal, pursuant to terms agreements between the agent and us. The agent has agreed to pay our out-of-pocket expenses in connection with each issuance of the notes.

See “Supplemental plan of distribution” beginning on page PS-19 of the accompanying product supplement no. 1.